                                                                   EXHIBIT 10.31

                               BANK OF TEXAS, N.A.
                          5956 Sherry Lane, Suite 1100
                               Dallas, Texas 75225





March 1, 2001


GREKA AM, INC.
3000 Wilcrest, Suite 220
Houston, Texas 77042

         Re:      Loan Agreement

Ladies and Gentlemen:

         This letter sets forth the Loan Agreement among GREKA AM, INC. ("Borrower"), a Colorado corporation; GREKA ENERGY CORPORATION ("Guarantor"), a Colorado corporation; and BANK OF TEXAS, NATIONAL ASSOCIATION ("Bank"), with respect to loans and obligations of Borrower and Guarantor to Bank.

         1. Loan. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection herewith (collectively the "Loan Documents"), Bank agrees to make a revolving loan in the face amount of $75,000,000.00 to Borrower (the "Revolving Loan") on the terms set forth in the Revolving Promissory Note attached as Exhibit A (the "Revolving Note"), for the purposes set forth below. The unpaid principal balance of the Revolving Note shall bear interest from the date advanced until paid or until default or maturity at the rates elected by Borrower from the following options under the terms of the Revolving Note: (i) the difference between the Stated Rate less the Applicable Margin, or (ii) the sum of the LIBOR Rate plus the LIBOR Spread. The Applicable Margin and the LIBOR Spread will vary as set forth below based on whether the average principal balance owing on the Revolving Note for the prior quarter is greater than or equal to seventy-five percent (75%) of the then-current Borrowing Base (as defined below):

                  % of Borrowing Base                Applicable Margin    LIBOR Spread
                  -------------------                -----------------    ------------
                  Greater than or equal to 75%               0.50%            2.50%
                  Less than 75%                              0.75%            2.25%

The "Stated Rate" shall be equal to the greater of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the "prime rate" on corporate loans for large U.S. commercial banks, or (ii) the sum of the rate of interest, then most recently published by The Wall Street Journal as the "federal funds" rate for reserves traded among commercial banks for overnight use, plus one half of one percent (0.5%), both as published in the Money Rates section of The Wall Street Journal. The "LIBOR Rate" means the rate of interest per annum at which deposits in U.S.

GREKA AM, INC.
March 1, 2001
Page 2 of 22


dollars are offered by the major London clearing banks, as reported by Reuters news service (or such other similar news reporting service as Bank may subscribe to at the time such LIBOR Rate is determined), in the London interbank Eurodollar market for a period of time equal or comparable to a 30, 60, or 90 day interest period, as elected by Borrowers, and in an amount equal to or comparable to the principal amount of the LIBOR balance to which such interest period relates.

                  (b) Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Dallas, Texas time) on March 1, 2004 (the "Termination Date"), such amounts as Borrower may request under the Revolving Loan; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base (as defined below), which is initially set at $13,215,000, or (ii) $75,000,000.00. In addition, Bank has set the initial MCR (as defined in Section 3(c) below) at $335,000.00 per month, and the Borrowing Base will decline by that amount each month, commencing April 30, 2001; and thus the Revolving Loan may not exceed at any time the amounts set forth below on or after the dates set forth:

                           Date                         Borrowing Base*
                           ----                         --------------
                           March 1, 2001                $13,215,000.00
                           April 30, 2001               $12,880,000.00
                           May 31, 2001                 $12,545,000.00
                           June 30, 2001                $12,210,000.00
                           July 31, 2001                $11,875,000.00
                           August 30, 2001              $11,540,000.00

                           *Maximum amount of principal that may be outstanding
on each date and on any date thereafter until the next date indicated.

All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

                  (c) Advances on the Revolving Loan may be used only for the following purposes: (i) to refinance existing indebtedness owing by Borrower to CIBC, Inc., (ii) the acquisition and development of oil and gas properties by Borrower, (iii) the issuance of letters of credit for the account of Borrower,
(iv) Borrower's working capital purposes, and (v) subject to the limit set forth below, for funding payments or distributions from Borrower to Guarantor. Notwithstanding anything to the contrary, no advance on the Revolving Loan (excluding the initial advance) will be permitted for payments, loans, dividends, or distributions to Guarantor, unless (i) Borrower will still have not less than $1,500,000.00 in Borrowing Base availability on the Revolving Loan after the requested advance; and (ii) Borrower is in compliance with the Current Ratio requirement in Section 7c. To the extent of $______________, proceeds of the Revolving Loan have been used to pay the outstanding balance owed on a promissory note dated June 19, 2000, in the principal amount of $47,500,000, executed by Borrower and payable to the order of CIBC, Inc.

GREKA AM, INC.
March 1, 2001
Page 3 of 22


                  (d) At the request of Borrower, Bank may from time to time issue one or more letters of credit for the account of Borrower (the "Letters of Credit"). Borrower's availability on the Revolving Loan will be reduced by the face amount of all unexpired Letters of Credit. Any fundings under any Letters of Credit will be treated as an advance on the Revolving Loan and will be secured by the Security Documents (as defined below). At no time may the aggregate face amount of all outstanding Letters of Credit exceed ten percent (10%) of the Borrowing Base. All Letters of Credit shall be for a term of up to one year and shall expire not later than five days prior to the Termination Date. Borrower will sign and deliver Bank's customary forms for the issuance of Letters of Credit. Borrower agrees to pay to Bank a Letter of Credit fee equal to three-quarters of one percent (0.75%) per annum, calculated on the aggregated stated amount of each Letter of Credit for the stated duration thereof (computed on the basis of actual days elapsed as of each year consisted of 360 days), plus an additional $500 per Letter of Credit, due upon issuance, for any Letter of Credit issued in an amount less than $100,000.00. Any renewal or extension of a Letter of Credit will be treated as a new issuance for the purpose of the Letter of Credit fees. These fees are payable quarterly in arrears on the last day of each calendar quarter.

                  (e) Borrower agrees to pay to Bank the following fees that are non-refundable and earned by Bank upon execution of this Loan Agreement:

                           (i)      Upon execution of this Loan Agreement,
Borrower agrees to pay Bank an origination fee in the amount of $120,000. In connection with the commitment letter, Borrower prepaid $15,000 of this fee.

                           (ii)     Upon any increase in the Borrowing Base,
Borrower agrees to pay Bank an increase fee equal to one quarter of one percent (0.25%) of the increase in the Borrowing Base.

                           (iii)    Borrower agrees to pay to Bank a facility
fee equal to Facility Fee Rate set forth below per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average for the period of calculation of an amount determined daily equal to the difference between the Borrowing Base and the aggregate outstanding principal balance of the Revolving Loan at such time. The Facility Fee Rate will vary as set forth below based on whether the average principal balance owing on the Revolving Note for the prior quarter is greater than or equal to seventy-five percent (75%) of the then-current Borrowing Base:

                           Percentage of Borrowing Base     Facility Fee Rate
                           ----------------------------     -----------------
                           Greater than or equal to 75%               0.500%
                           Less than 75%                              0.375%

This fee is payable quarterly within ten (10) days of Borrower's receipt of an invoice from Bank, setting forth evidence of the calculation of the facility fee for the preceding calendar quarter.

                  (f) The Revolving Loan, all other loans now or hereafter made by Bank to Borrower, and any renewals or extensions of or substitutions for those loans, will be referred to


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GREKA AM, INC.
March 1, 2001
Page 4 of 22


collectively as the "Loans." The Revolving Note, all other promissory notes now or hereafter payable by Borrower to Bank, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the "Notes."

                  (g) A default in any of the Notes will be a default in all other Notes and all Loan Documents, and a default in any Loan Documents will be a default in all of the Notes.

         2. Collateral. (a) Payment of the Notes will be secured by the first liens and first security interests created or described in the following (collectively the "Security Documents"): (i) a Deed of Trust and Security Agreement (the "Deed of Trust") of even date, executed by Borrower in favor of Bank, and covering oil and gas properties located in Kern and Orange Counties, California, and Lea County, New Mexico; (ii) a Mortgage, Collateral Assignment, Security Agreement, and Financing Statement (the "Louisiana Mortgage") of even date, executed by Borrower in favor of Bank, and covering oil and gas properties located in Plaquemines Parish, Louisiana; and (iii) a Pledge Agreement (the "Pledge") of even date, executed by Borrower and Guarantor in favor of Bank, and covering the issued and outstanding capital stock of Greka AM, Inc., which is a wholly-owned subsidiary of Guarantor, and all capital stock or partnership interests of all existing and hereafter acquired companies, subsidiaries, or partnerships owned by Borrower. The Deed of Trust and Louisiana Mortgage will renew and consolidate liens and security interests granted by Borrower to CIBC, Inc.; and Borrower shall cause CIBC, Inc. to assign its liens and security interest to Bank. All oil and gas properties now or hereafter mortgaged to Bank by Borrower, including the oil and gas properties covered by the Deed of Trust and the Louisiana Mortgage, will be referred to as the "Properties." If requested by Bank, Borrower will execute in favor of Bank mortgages, deeds of trust, security agreements, or amendments, in Proper Form (as defined below) acceptable to Bank, mortgaging any additional properties and all additional interests in the Properties acquired by Borrower, and Bank will redetermine the Borrowing Base.

                  (b) Payment of the Notes will also be guaranteed by Guarantor pursuant to a Guaranty in Proper Form (collectively the "Guaranty"). The Loans shall also be guaranteed by all existing and hereafter acquired companies, subsidiaries, or partnerships of Borrower; and Borrower agrees to cause all such companies, subsidiaries, and partnerships to execute and deliver guaranties in Proper Form to Bank (and Bank will redetermine the Borrowing Base).

                  (c) After an Event of Default (as defined below) or if there is an existing Borrowing Base deficiency [after the 30-day period set forth in
Section 3(b)], Bank reserves the right to require Borrower to set up a lockbox account to be managed by Bank for the purpose of collection of production proceeds from the Properties. Borrower agrees that upon Bank's election to require the lockbox after an Event of Default, Bank will receive the proceeds of oil and gas produced from or attributable to the Properties for application to the Revolving Note; and Borrower hereby directs all production purchasers or operators distributing proceeds to pay Borrower's distributions attributable to the Properties directly to Bank, if Bank so elects. All production proceeds attributable to the Properties received in the lockbox account by Bank in excess of the current scheduled monthly payment will be transferred to Borrower at the end of each month for its unlimited use, so long as there is no existing Event of Default. If the production proceeds received

GREKA AM, INC.
March 1, 2001
Page 5 of 22


by Bank during any month are not sufficient to make the scheduled monthly payment, Borrower will pay Bank the deficiency within ten days. Contemporaneously with the execution of this Loan Agreement, Borrower will sign and deliver letters in lieu of transfer orders to all purchasers of production directing those parties to pay all proceeds from the Properties to the lockbox account, and these letters, signed in blank, will be held by Bank until such time as Bank elects to require the lockbox after an Event of Default. It will be an Event of Default under the Loan Agreement if production payments for oil and gas produced from or attributable to the Properties are directed to any party other than the lockbox maintained by Bank following the establishment of the lockbox under this section.

         3. Borrowing Base. (a) On or about March 31 and September 30 of each year, commencing September 30, 2001, and at any other time and from time to time while this Loan Agreement is in force, Bank may determine or redetermine, in its sole discretion, a Borrowing Base (as defined below). In addition, Bank may require an unscheduled redetermination once during each six month period, and Borrower shall have the right to request once before the first redetermination on September 30, 2001, and once per year thereafter, an unscheduled redetermination of the Borrowing Base by Bank, and Bank shall conduct such redetermination using the methods described in this section. The term "Borrowing Base" refers to the designated loan value (as calculated by Bank in its sole discretion) assigned to the discounted present value of future net income accruing to the Properties based upon Bank's in-house evaluation of Borrower's oil and gas properties. Bank's determination of the Borrowing Base will use such methodology, assumptions, and discount rates customarily used by Bank with respect to credits of a similar size and nature in assigning collateral value to oil and gas properties and will be based upon such other credit factors or financial information available to Bank at the time of each determination, including, without limitation, Borrower's assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. If Bank redetermines the Borrowing Base, Bank will notify Borrower in writing that it is doing so. Borrower acknowledges that increases in the Borrowing Base are subject to appropriate credit approval by Bank. The first scheduled Borrowing Base redetermination will be effective as of September 30, 2001.

                  (b) The outstanding principal balance owing on the Revolving Note plus the aggregate face amount of all Letters of Credit may not exceed the Borrowing Base at any time, subject to the payout provisions below in the event of a Borrowing Base decrease. A decrease in the Borrowing Base will result in an immediate decrease in Bank's commitment under the Revolving Loan. If the redetermined Borrowing Base is less than the sum of the outstanding principal then owing on the Revolving Note plus the aggregate face amount of all Letters of Credit, Bank will notify Borrower of the amount of the Borrowing Base and the amount of the deficiency. Within 30 days after notice is sent by Bank, Borrower shall remedy the deficiency by either: (i) making a lump sum payment on the Revolving Note to reduce the principal outstanding plus Letters of Credit to an amount equal to or less than the new Borrowing Base; (ii) committing to make six equal monthly installment payments to reduce the principal plus Letters of Credit to an amount equal to or less than the new Borrowing Base; or (iii) mortgaging additional collateral, which must be acceptable to Bank as to type, value, and title. A failure by Borrower to resolve a Borrowing


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GREKA AM, INC.
March 1, 2001
Page 6 of 22


Base deficiency to Bank's satisfaction within the period set forth above will constitute a default under this Loan Agreement.

                  (c) At the time of any redetermination, Bank reserves the right to establish an equal Monthly Commitment Reduction ("MCR") amount by which the Borrowing Base shall be automatically reduced effective as of the last day of each successive calendar month until the next Borrowing Base redetermination. Bank's determination of the MCR will use such methodology, assumptions, and discount rates customarily used by Bank with respect to credits of a similar size and nature in determining commitment reductions and will be based upon such other credit factors or financial information available to Bank at the time of each determination, including, without limitation, the economic half-life of the Properties, and Borrower's assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. The MCR will initially be set at three hundred thirty-five thousand dollars ($335,000.00) per month. If the outstanding principal balance owing on the Revolving Note, plus the face amount of all unexpired and outstanding Letters of Credit, shall exceed the Borrowing Base solely because of an MCR reduction, Borrower shall promptly make a single lump sum payment in an amount not to exceed the MCR to reduce the outstandings below the Borrowing Base. If the outstanding principal balance owing on the Revolving Note, plus the face amount of all unexpired and outstanding Letters of Credit, shall exceed the Borrowing Base because of a Borrowing Base redetermination (or a Borrowing Base redetermination combined with a required
MCR), Borrower shall have the right to cure set forth in subsection (b) above; provided, however, that if the MCR was applicable before the Borrowing Base redetermination, then the MCR amount will be due in a lump sum and Bank may continue MCR at the same amount or change the MCR effective on the redetermination date.

                  (d) After the first scheduled redetermination, upon each request by Borrower for an unscheduled redetermination of the Borrowing Base, Borrower will pay a fee equal to $5,000, unless the amount of the loan value added as a result of the redetermination, as calculated by Bank in its sole discretion, exceeds ten percent (10%) of the then-existing Borrowing Base, in which case the fee shall be waived.

                  (e) After the first scheduled redetermination, each time that Borrower voluntarily pledges additional oil and gas properties for the purpose of increasing the Borrowing Base and upon each request by Borrower for an unscheduled redetermination, Borrower shall pay to Bank a fee equal to the greater of (i) $5,000 or (ii) one percent (1.0%) of the amount of the increase in the Borrowing Base. However, should the amount of the loan value of the additional collateral pledged, as determined by Bank in its sole discretion, exceed ten percent (10%) of the then-existing Borrowing Base, the fee shall be waived.

                  (f) If the Borrower sells, transfers, or otherwise disposes of any Properties that have an aggregate sales price in excess of ten percent (10%) of the most recent Borrowing Base, the Borrowing Base will be immediately reduced. Any deficiency resulting from the sale of any Properties shall be immediately eliminated by Borrower pursuant to a single lump sum payment, and Bank will release its liens and security interests on the sold Properties.

GREKA AM, INC.
March 1, 2001
Page 7 of 22


         4. Conditions Precedent. (a) The obligation of Bank to make the Loan is subject to Borrower's satisfaction, in Bank's sole discretion of the following conditions precedent:

                  (1) Bank's receipt and satisfactory review by Bank of the 1999 fiscal year-end and September 30, 2000 year-to-date financial statements of Borrower, Guarantor, and any subsidiaries, including a balance sheet, an income statement, and a cash flow statement, prepared in conformity with GAAP.

                  (2) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

                      (i)    this Loan Agreement;
                      (ii)   the Revolving Note;
                      (iii)  the Deed of Trust;
                      (iv)   the Pledge;
                      (v)    the Louisiana Mortgage;
                      (vi)   the Guaranty;
                      (vii)  Borrowing Resolution;
                      (viii) Guarantor Resolution; and
                      (ix)   Letters in Lieu.

                  (4) satisfactory evidence that Bank holds perfected liens and security interests in all collateral for the Loans, subject to no other liens or security interests.

                  (5) receipt and satisfactory review by Bank of Reserve Reports for the Borrowing Base properties.

                  (6) there shall not have occurred a material adverse change in the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise) of Borrower and any subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date, from that reflected in Borrower's financial statements for the year ending December 31, 2000, as provided to Bank.

                  (7) there being no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Bank's judgment, of a decision which could materially adversely affect the ability of Borrower to perform under the Loan Documents.

                  (8) Bank shall have completed and approved a review of title to, and the status of the environmental condition of, Borrower's oil and gas properties, including the Borrowing Base properties, and that the results of such review shall be acceptable to Bank in its sole discretion.

                  (10) Bank's receipt and review, with results satisfactory to Bank and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or

GREKA AM, INC.
March 1, 2001
Page 8 of 22


contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrower and any subsidiaries.

                  (11) Borrower's establishment of an operating account with Bank's Houston location for the receipt of the proceeds of all oil and gas production.

                  (12) Borrower shall deliver legal opinions in Proper Form, from Borrower's counsel, regarding Borrower's authority, the enforceability of the Loan Documents, and other matters reasonably required by Bank.

                  (b) Bank will not be obligated to make the Loans or any advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any material adverse change in Borrower's financial condition since the most-recent financial statements furnished to Bank, (ii) any representations or warranties made by Borrower in this Loan Agreement or the other Loan Documents is untrue or incorrect as of the date of the advance or loan, (iii) Bank's review of Borrower's title to the Properties indicates that Borrower's title is unacceptable to Bank, in its sole discretion, (iv) Bank has not received all Loan Documents appropriately executed by Borrower and all other proper parties, (v) Bank has requested that Borrower execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, (vi) Borrower is not in compliance with the Borrowing Base and all reporting requirements, or (vii) an Event of Default (as defined below) has occurred.

         5. Representations and Warranties. Borrower and Guarantor hereby represent and warrant to Bank as follows:

            (a) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, and all of the other Loan Documents by Borrower have been duly authorized by the Borrower's board of directors and constitute legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms; and the execution, delivery, and performance of this Loan Agreement, the Guaranty, and all of the other Loan Documents by Guarantor have been duly authorized by the Guarantor's board of directors and constitute legal, valid, and binding obligations of Guarantor, enforceable in accordance with their respective terms;

            (b) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Guaranty, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of Borrower's articles of incorporation or bylaws, or any other agreement or instrument binding upon Borrower, (i) any provision of Guarantor's articles of incorporation or bylaws, or any other agreement or instrument binding upon Guarantor, or (iii) any law, governmental regulation, court decree, or order applicable to Borrower or Guarantor;

            (c) Each financial statement of Borrower or Guarantor, now or hereafter supplied to Bank, was (or will be) prepared in accordance with generally accepted accounting principles

GREKA AM, INC.
March 1, 2001
Page 9 of 22


("GAAP"), consistently applied, in effect on the date such statement was prepared, in Proper Form, and truly discloses and fairly presents Borrower's and Guarantor's financial condition as of the date of each such statement, and there has been no material adverse change in such financial condition subsequent to the date of the most recent financial statement supplied to Bank;

            (d) There are no actions, suits, or proceedings pending or to Borrower's or Guarantor's knowledge threatened against or affecting Borrower, Guarantor, or the Properties, before any court or governmental department, commission, or board, which, if determined adversely, would have a material adverse effect on the Properties or the operations or financial condition of Borrower or any Guarantor;

            (e) Borrower and Guarantor have filed or will file all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected;

            (f) To their knowledge, Borrower and Guarantor are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower and Guarantor have not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower or Guarantor; and Borrower and Guarantor have met their minimum funding requirements under ERISA with respect to each Plan;

            (g) To its knowledge, Borrower has disclosed to Bank all of the terms of all material agreements affecting Borrower's oil and gas properties or its operations, including all gas balancing agreements and advance payment contracts; and

            (h) Borrower is a wholly-owned subsidiary of Guarantor.

            (i) To Borrower's knowledge, all of the wells or groups of wells described in Schedule C attached are in fact located on, are bottomed under, and the well bores are wholly within, the lands (or in the case of wells located on unitized or pooled properties, such units) covered by the leases that are the subject of the title opinions described in Schedule C attached. If applicable, all wells are producing oil and gas from the horizons or zones covered by the leases that are the subject of the title opinions described in Schedule C attached (or in the case of wells located on unitized or pooled properties, such units), to Borrower's knowledge.

            (j) There are no agreements between Borrower and any other party that allocate operating expenses to Borrower in excess of Borrower's working interest in the particular oil and gas property.

GREKA AM, INC.
March 1, 2001
Page 10 of 22


         6. Covenants. Until the Loans and all other obligations and liabilities of Borrower under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrower and Guarantor agree and covenant that they shall, unless Bank otherwise consents in writing:

            (a) (i) maintain their existence in good standing in the state of their incorporation, maintain their authority to do business in all other states in which either is required to qualify, and maintain full legal capacity to perform all their obligations under this agreement and the Loan Documents, (ii) continue to operate their business as presently conducted, (iii) not permit any changes in Borrower's or Guarantor's officers or directors that alter a majority of the current officers and directors, (iv) not permit either of their dissolution, liquidation, or other termination of existence or forfeiture of right to do business, and (v) Borrower will not form any subsidiary or permit a merger or consolidation (unless Borrower is the surviving entity) or acquire all or substantially all of the assets of any other entity.

            (b) Borrower will manage the Properties in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Properties or Borrower and its operations including, without limitation, compliance with all applicable laws relating to the environment.

            (c) Borrower will maintain insurance as customary in the industry, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker's compensation (if necessary to comply with law), naming Bank as an additional insured or a loss payee, and containing provisions prohibiting their cancellation without prior written notice to Bank, and provide Bank with evidence of the continual coverage of those policies prior to the lapse of any policy.

            (d) If requested by Bank, Borrower shall mortgage to Bank any or all additional oil and gas properties now owned or hereafter acquired by Borrower (and Bank will redetermine the Borrowing Base).

            (e) Not sell, transfer, pledge, encumber, or otherwise dispose of all or any interest in the Properties or any collateral covered by the Pledge Agreement, except for the sale of hydrocarbons and equipment in the ordinary course of business, and except for the sale of oil and gas properties having an aggregate sales price not in excess of ten percent (10%) of the Borrowing Base, without the prior written consent of Bank, and provided that Bank shall not withhold its consent for any sale unreasonably so long as: (i) the net sales proceeds received by Borrowers are equal to or greater than net present value of the proved developed producing oil and gas reserves as of the most recent redetermination date (scheduled or otherwise) discounted at fifteen percent (15%); (ii) any resulting borrowing base deficiency is immediately eliminated by a single lump sum payment; and (iii) there is no existing Event of Default.

GREKA AM, INC.
March 1, 2001
Page 11 of 22


            (f) Promptly inform Bank of (i) any and all material adverse changes in Borrower's or Guarantor's financial condition, (ii) all litigation and claims which could materially affect the financial condition of Borrower, Guarantor, or the Properties, (iii) all actual or contingent material liabilities, (iv) the occurrence of any default under this Loan Agreement, (v) any change in name, identity, or structure of Borrower or Guarantor, and (vi) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage.

            (g) Maintain Borrower's and Guarantor's books and records in accordance with GAAP, applied on a consistent basis, and upon forty-eight hours notice, permit Bank to examine, audit, and make and take away copies or reproductions of Borrower's and Guarantor's books and records, reasonably required by Bank, at all reasonable times; and permit such persons as Bank may designate at reasonable times to visit and inspect the Properties and examine all records with respect to the Properties, and pay for the reasonable cost of such inspections required by Bank.

            (h) Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrower, Guarantor, or the Properties, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Properties, income, or profits, and pay all trade payables and other liabilities incurred in the ordinary course of business within 90 days of their due date; provided, however, Borrower and Guarantor will not be required to pay and discharge any such assessment, tax, charge, levy, lien, or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrower or Guarantor has established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

            (i) Borrower will not directly or indirectly create, incur, assume, or permit to exist any indebtedness (including guaranties), secured or unsecured, absolute or contingent, except for (i) the indebtedness to Bank, (ii) any indebtedness or current liabilities incurred in normal day-to-day course of business, (iii) any indebtedness already incurred and disclosed in writing to Bank, including two existing real estate loans in the amounts of $350,000 and $80,000, respectively, and (iv) additional indebtedness not to exceed $50,000.00 in the aggregate.

            (j) Borrower will not mortgage, assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Properties (or any interest in the Properties) or any of Borrower's property or assets, except (i) those in favor of Bank, (ii) those existing and disclosed to Bank in writing, (iii) liens for taxes not delinquent or being contested in good faith, (iv) mechanic's and materialman's liens with respect to obligations not overdue or being contested in good faith, (v) liens resulting from deposits to secure the payments of workers' compensation or social security, and (vi) purchase money security interests or construction liens that attach solely to the asset acquired or constructed, that secure indebtedness in

GREKA AM, INC.
March 1, 2001
Page 12 of 22


an amount less than the cost and the fair market value of the asset acquired or constructed, and that are in an aggregate amount not to exceed $25,000.

            (k) Borrower will not make any loans, advances, dividends, or other distributions to any party, including without limitation, Guarantor, or any shareholders, officers, directors, and affiliates, and any profit sharing or retirement plan, without Bank's prior written consent; and not purchase, acquire, redeem, or retire any stock of Borrower; and not permit any transaction or contract with any affiliates or related parties, except at arms length and on market terms.

            (l) Borrower will maintain its primary depository accounts and principal banking relationship at Bank.

            (m) Borrower will not invest in speculative options, futures, or other derivatives.

            (n) Borrower will maintain a program satisfactory to Bank for hedging, forward sale, or swap of part of Borrower's projected production of crude oil and natural gas.

            (o) Borrower will not enter into any transaction providing for hedging, forward sale, or swap of crude oil, natural gas, or other commodities, except hedging required by Bank and except for transactions which meet the following requirements:

                (i) Hedging, forward sale, or swap transactions resulting in a cap on the price to be received by Borrower, involving in the aggregate at any time not more than seventy-five percent (75%), or in the case of hedging, forward sale, or swap transactions resulting only in a floor price per barrel or mcf, not more than one hundred percent (100%), of Borrower's anticipated production from its proved developed producing oil and gas properties according to Borrower's most-recent engineering evaluation provided to Bank; and

                (ii) Hedging, forward sale, or swap transactions that would not result in a price per barrel or MMBtu lower than the base case price used by Bank in the most-recent engineering evaluation of Borrower's oil and gas properties, adjusted for variances between the hedging price and Borrower's actual product price as determined by Bank.

Borrower and Bank may enter into swaps, collars, floors, caps, options, corridors, or other contracts, as such terms are referred to in the capital markets, which are intended to reduce or eliminate the risk of fluctuation in interest rates.

            (p) Within thirty (30) days of the date of this Loan Agreement, Borrower will enter into transactions providing for hedging, forward sale, or swap of natural gas meeting the following requirements: (i) Hedging, forward sale, or swap transactions involving in the aggregate at least fifty percent (50%) of Borrower's anticipated production from its proved developed producing gas properties according to Borrower's most-recent engineering evaluation provided to

GREKA AM, INC.
March 1, 2001
Page 13 of 22


Bank; (ii) Hedging, forward sale, or swap transactions for a period of not less than one year; and (iii) Hedging, forward sale, or swap transactions resulting in a fixed price or floor price per barrel or mcf equal to or greater than the base case price used by Bank in the most-recent engineering evaluation of Borrower's gas properties, adjusted for variances between the hedging price and Borrower's actual product price as determined by Bank.

            (q) Indemnify Bank against all losses, liabilities, withholding and other taxes, claims, damages, or expenses relating to the Loans, the Loan Documents, or the Borrower's use of the Loan proceeds, including but not limited to attorneys and other professional fees and settlement costs, but excluding, however, those caused solely by or resulting solely from any action or failure to act by Bank; and this indemnity shall survive the termination of this Loan Agreement.

            (r) Comply in all material respects with all applicable provisions of the ERISA, not violate any provision of any Plan, meet its minimum funding requirements under ERISA with respect to each Plan, and notify Bank in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

            (s) Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Properties and related collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

            (t) Guarantor will not sell, transfer, pledge, encumber, or otherwise dispose of all or any interest in Borrower.

         7. Financial Covenants. Until the Loans and all other obligations and liabilities of Borrower under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrower agrees and covenants that it will, unless Bank otherwise consents in writing, maintain the following financial covenants:

            (a) Maintain at the end of each fiscal quarter a minimum Debt Service Coverage Ratio greater than or equal to 1.25 to 1.0. "Debt Service Coverage Ratio" is defined as the ratio of (1) the sum of Borrower's most recent quarter's net income, plus depletion, depreciation, amortization, and other non-cash charges for the same period, minus gains from the sale of assets (or plus losses from the sale of assets), divided by (2) the sum of the current maturities of long term debt (excluding the Revolving Loan) for the quarter, plus the monthly commitment reductions for the quarter as required by Bank under
Section 3(c) above.

            (b) Maintain at the end of each fiscal quarter a minimum Interest Coverage Ratio greater than or equal to 3.0 to 1.0. "Interest Coverage Ratio" is defined as the ratio of (1) the sum of Borrower's most recent four-quarter net income, plus interest expense, income taxes, depreciation, depletion, amortization, and other non-cash charges for the same period, divided by (2) interest expense.

GREKA AM, INC.
March 1, 2001
Page 14 of 22


            (c) Maintain at the end of each fiscal quarter a minimum Current Ratio greater than or equal to 1.0 to 1.0. "Current Ratio" is defined as the ratio of (1) Borrower's current assets, plus availability on the Revolving Loan, divided by (2) current liabilities (excluding current maturities of long-term debt).

         8. Reporting Requirements. Until the Loans and all other obligations and liabilities of Borrower under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrower and Guarantor will, unless Bank otherwise consents in writing, furnish to Bank in Proper Form:

            (a) As soon as available, and within ninety (90) days of the end of their fiscal year, audited financial statements for Borrower and Guarantor on a consolidated basis, consisting of at least a balance sheet, a statement of cash flows, a statement of operations, a statement of changes in shareholders' equity, and a statement of contingent liabilities, certified by authorized officers of Borrower and Guarantor and by an independent certified public accountant acceptable to Bank (i) as being true and correct in all material aspects to the best of their knowledge, (ii) as fairly reporting the financial condition of Borrower and Guarantor as of the close of the fiscal year and the results of their operations for the year, and (iii) as having been prepared in accordance with GAAP, consistently applied;

            (b) As soon as available, and within sixty (60) days of the end of the first three fiscal quarters of each year, unaudited quarterly financial statements for Borrower and Guarantor on a consolidated basis, consisting of at least a balance sheet, a statement of cash flows, a statement of operations, a statement of changes in shareholders' equity, and a statement of contingent liabilities, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by authorized officers of Borrower and Guarantor (i) as being true and correct in all material aspects to the best of their knowledge, (ii) as fairly reporting the financial condition of Borrower and Guarantor as of the close of the fiscal quarter and the results of their operations for the quarter, and (iii) as having been prepared in accordance with GAAP, consistently applied;

            (c) As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter, quarterly operating statements and cash flow statements for the Properties, a hedge transaction report, and a gas balancing report, all in Proper Form and duly certified by an authorized representative of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with GAAP, consistently applied;

            (d) Within fifteen (15) days of filing, copies of Borrower's income tax returns, with all schedules and exhibits;

            (e) On or before March 1 of each year, a report dated as of the prior December 31, prepared by an independent petroleum engineer or engineering firm acceptable to Bank, and on or before September 1 of each year, a report dated as of the prior June 30, prepared by Borrower, both reports prepared on a consistent basis, in accordance with the customary standards and

GREKA AM, INC.
March 1, 2001
Page 15 of 22


procedures of the petroleum industry, estimating the quantity of oil, gas, and associated hydrocarbons recoverable from the Properties and the projected income and expense attributable to the Properties, including, without limitation, a description of reserves, net revenue interests and working interests attributable to the reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, capital expenditures necessary to cause the Properties to achieve the rate of production set forth in the report, net revenues and present value of future net revenues attributable to the reserves and production therefrom, a statement of the assumptions upon which the determinations were made and any other matters related to the operations of the Properties and the estimated income therefrom;

            (f) Within sixty (60) days of the end of each month, a report on a lease-by-lease or unit basis, showing the gross proceeds from the sale of oil, gas, and associated hydrocarbons produced from the Properties, the quantity of oil, gas, and associated hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, the lease operating expenses, tangible drilling costs, and capital expenditures, the number of wells operated (or the numbers of pooled units), drilled, or abandoned, the name, address, telephone number, and contact with the first purchaser of production for all of the Properties, and such other information as Bank may reasonably request;

            (g) At any time upon request by Bank and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of oil, gas, and associated hydrocarbons produced from or attributable to the Properties;

            (h) With the quarterly and annual financial statements required above, a quarterly compliance certificate in the form of Exhibit B attached, signed by an authorized officer of Borrower and Guarantor and certifying compliance with the financial covenants and other matters in this Loan Agreement;

            (i) As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the written statement of the President or the Chief Financial Officer of Borrower and Guarantor setting forth the details of such Event of Default or event and the action which Borrower proposes to take with respect thereto;

            (j) Within three (3) days of any payment or transfer, Borrower will provide written notice to Bank of any payment, loan, dividend, or distribution to Guarantor, including the amount; and

            (k) Such other information respecting the condition and the operations, financial or otherwise, of Borrower, Guarantor, and the Properties as Bank may from time to time reasonably request.

         9. Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions shall be called an "Event of Default":

GREKA AM, INC.
March 1, 2001
Page 15 of 22


                (1) Failure to make punctual payment when due of any sums owing on any of the Notes or any of the other secured indebtedness (as described in the Deed of Trust) or any other amounts owed by Borrower to Bank; or

                (2) Failure of any of the Obligated Parties (as defined below) to properly perform any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any material representation or warranty made by Borrower or Guarantor proves to have been false, misleading, or erroneous; or

                (3) Levy, execution, attachment, sequestration, or other writ against any real or personal property, representing the security for the Loans; or

                (4) Any "Event of Default" under the Notes or any of the other Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

                (5) The transfer, whether voluntarily or by operation of law, of all or any portion of the Properties, without obtaining Bank's partial release, or except as specifically permitted by this Loan Agreement; or

                (6) The failure of any of the Obligated Parties to pay any money judgment in excess of $150,000.00, against that party before the expiration of 30 days after the judgment becomes final or the failure of any of the Obligated Parties to obtain dismissal within 90 days of any involuntary bankruptcy proceeding filed against that party; or

                (7) Borrower's liquidation, termination of existence, merger or consolidation with another (unless Borrower is the surviving entity), forfeiture of right to do business, or appointment of a trustee or receiver for any part of its property or the filing of an action seeking to appoint a trustee or receiver; or

                (8) A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws (as defined below); or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or an admission by any of the Obligated Parties in writing of an inability to pay its or their debts as they become due; or the calling of any meeting of creditors of any of the Obligated Parties for the purpose of considering an arrangement or composition.

            (b) Upon any event described in Subsection (a)(1) above regarding payment of sums owing to Bank, Bank shall provide Borrower with an invoice for the payment due and Borrower shall have five (5) days grace after the due date in order to cure the default prior to acceleration of the Notes and exercise of any remedies. Upon any other event described in Subsection (a) above, Bank shall provide Borrower with written notice of the default and Borrower shall have twenty (20) days after notice in order to cure the default prior to acceleration of the Notes

GREKA AM, INC.
March 1, 2001
Page 16 of 22


and exercise of any remedies; except Borrower shall have no cure period for any voluntary filing by Borrower or Guarantor under any Debtor Relief Laws or for any Event of Default that cannot be cured during that period, and provided that Bank is not obligated to provide written notice of any default which Borrower reports to Bank, but Borrower shall have the benefit of any applicable grace or cure period required herein.

                (c) The term "Obligated Parties" means Borrower, Guarantor, any other party liable, in whole or in part, for the payment of the Note, whether as maker, endorser, guarantor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as security in connection with or pertaining to the Notes or Loans. The term "Debtor Relief Laws" means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         10. Remedies. (a) Upon the occurrence of any one or more of the foregoing Events of Default and the expiration of any notice, cure, or grace period required by Section 9(b) above, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness then owing by Borrower to Bank, shall, at the option of Bank, become immediately due and payable without further presentation, demand for payment, protest or notice of protest of any kind, all of which are expressly waived by Borrower. Any and all rights and remedies of Bank pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Bank, at its option, upon the occurrence of an Event of Default and the expiration of any cure or grace period required by Section 9(b) above. All remedies of Bank may be exercised singularly, concurrently, or consecutively, without waiver or election.

                (b) All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

         11. Waiver and Amendment. Neither the failure nor any delay on the part of Bank to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         12. Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall

GREKA AM, INC.
March 1, 2001
Page 18 of 22


Borrower or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Bank will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Bank ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes, and, if the principal balances of the Notes are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrower and Bank shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the term. The term "Maximum Rate" means the maximum interest rate which may be lawfully charged under applicable law.

         13. Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below:

         Bank:             BANK OF TEXAS, N.A.
                           Attention: Timothy E. Merrell, Senior Vice President 5956 Sherry Lane, Suite 1100
                           Dallas, Texas 75225
                           Fax Number (214) 987-8866

         With a copy
         to counsel
         for Bank:         Paul D. Bradford
                           HARRIS, FINLEY & BOGLE, P.C.
                           777 Main Street, Suite 3600
                           Fort Worth, Texas  76102-5341
                           Fax Number (817) 332-6121

GREKA AM, INC.
March 1, 2001
Page 19 of 22


         Borrower:         GREKA AM, INC.
                           Attention:  Richard R. Lembcke, Vice President
                           3000 Wilcrest, Suite 220
                           Houston, Texas 77042
                           Fax Number (713) 266-0511

         Guarantor:        GREKA ENERGY CORPORATION
                           Attention:  Randeep S. Grewal,
                           Chairman, Chief Executive Officer, and President
                           630 Fifth Avenue, Suite 1501
                           New York, New York 10111
                           Fax Number (212) 218-4679

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail, or, if faxed, on the date it is received by the party. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

         14. Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Bank, Borrower, and Guarantor, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Borrower and Guarantor may not, without the prior written consent of Bank, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

             (b) THIS LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN DALLAS COUNTY, TEXAS. BORROWER, GUARANTOR, AND BANK IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS LOAN AGREEMENT, THE NOTES, THE LOANS, THE GUARANTY, OR THE PROPERTIES SHALL BE IN COURT IN DALLAS COUNTY, TEXAS.

             (c) If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

             (d) All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing hereunder.

GREKA AM, INC.
March 1, 2001
Page 20 of 22


                  (e) All documents delivered by Borrower or Guarantor to Bank must be in Proper Form. The term "Proper Form" means in form, substance, and detail satisfactory to Bank in its sole discretion.

                  (f) Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrower shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Bank's inside or independent legal counsel) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans,
(iii) resolution of any disputes with Borrower or Guarantor related to the Loans or this Loan Agreement, and (iv) any action in the enforcement of Bank's rights upon the occurrence of an Event of Default.

                  (g) If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

                  (h) This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement.

                  (i) Bank shall have the right, with the consent of the Borrower (unless an Event of Default has occurred and is continuing, in which case no consent is needed), which will not be unreasonably withheld, (i) to assign the loan or commitment and be released from liability thereunder, and
(ii) to transfer or sell participations in the loan or commitment with the transferability of voting rights limited to principal, rate, fees, and term.

                  (j) This Loan Agreement may be executed in counterparts, and Bank is authorized to attach the signature pages from the counterparts to copies for Bank and Borrower. At Bank's option, this Loan Agreement and the Loan Documents may also be executed by Borrower and Guarantor in remote locations with signature pages faxed to Bank. Borrower and Guarantor agree to promptly deliver the original signatures for the Loan Agreement and all Loan Documents, and it will be an Event of Default if they fail to promptly deliver all required original signatures.

         15. Special Provisions. (a) Subordinate Debt. All debts now or hereafter payable to Guarantor by Borrower shall be called the "Subordinate Debt." Borrower has incurred and may hereafter incur Subordinate Debt owed to Guarantor. If requested by Bank, Borrower and Guarantor agree to sign and deliver in favor of Bank, a subordination agreement (the "Subordination Agreement") in Proper Form, by which Borrower and Guarantor subordinate the Subordinate Debt to repayment of the Loans. Borrower and Guarantor hereby agree that (i) repayment of the Subordinate Debt is subordinate to repayment of the Loans, (ii) all liens or security interests securing payment of the Subordinate Debt are subordinate and inferior to all liens and security interests now or hereafter securing payment of the Loans, (iii) the Subordinate Debt may not mature by its terms or by acceleration of the maturity before March 1, 2004, and
(iv) unless

GREKA AM, INC.
March 1, 2001
Page 21 of 22


and only to the extent that Bank gives its prior written consent, no payments of principal or interest will be permitted on the Subordinate Debt until the Loans are paid in full (excluding the inter-company debt payment permitted under Section 1(c) of this Loan Agreement).

             (b) Title Due Diligence. Bank has required title opinions on certain of the Properties. Borrower hereby agrees to cause all objections to title or requirements raised in the updated title opinions or by Bank's attorneys to be cured to Bank's satisfaction within thirty (30) days after written notice from Bank. Borrower and Guarantor agree that the failure to satisfy the title matters set forth in Schedule D, and cure the objections to title or requirements, within the time set forth, will be an Event of Default under this Loan Agreement.

         16. Notice of Final Agreement. (a) In connection with the Loans, Borrower, Guarantor, and Bank have executed and delivered this Loan Agreement and the Loan Documents (collectively the "Written Loan Agreement").

             (b) It is the intention of Borrower, Guarantor, and Bank that this paragraph be incorporated by reference into each of the Loan Documents. Borrower, Guarantor, and Bank each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrower, Guarantor, and Bank that are not reflected in the Written Loan Agreement.

             (c) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

                                     Yours very truly,

                                     BANK OF TEXAS, N.A.


                                     By: /s/ Timothy E. Merrell
                                        ----------------------------------------
                                         Timothy E. Merrell,
                                         Senior Vice President

GREKA AM, INC.
March 1, 2001
Page 22 of 22


Accepted and agreed to this 1st day of March, 2001:

BORROWER:                                  GUARANTOR:

GREKA AM, INC.                             GREKA ENERGY CORPORATION


By: /s/ Richard R. Lembcke                 By: /s/ Susan Whalen
   --------------------------------           ----------------------------------
    Richard R. Lembcke,                       Susan Whalen,
    Vice President                            Secretary


Exhibits and Schedules
A - Revolving Note
B - Compliance Certificate
C - Wells and Title Opinions
D - Title Matters

                                                                     EXHIBIT "A"

                            REVOLVING PROMISSORY NOTE

$75,000,000.00                    Dallas, Texas                    March 1, 2001

         PROMISE TO PAY. For value received, on or before March 1, 2004 ("Maturity Date"), GREKA AM, INC., a Colorado corporation ("Borrower"), promises to pay to the order of BANK OF TEXAS, NATIONAL ASSOCIATION ("Bank"), at its offices in Dallas County, Texas at 5956 Sherry Lane, Suite 1100, Dallas, Texas 75225, the principal amount of Seventy Five Million Dollars ($75,000,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which has been advanced to Borrower under this Promissory Note ("Note"), together with interest on the portion of the Total Principal Amount advanced to Borrower from the date advanced until paid at the rates per annum provided below.

         DEFINITIONS. For purposes of this Note, unless the context otherwise requires, certain terms used herein shall be defined as follows:

         "Adjusted LIBOR Rate" means with respect to each Interest Period, an amount equal to the sum of (i) the LIBOR Spread, plus (ii) the LIBOR Rate with respect to such Interest Period. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding. The LIBOR Spread will vary as set forth below based on whether the average principal balance owing on this Note for the prior quarter is greater than or equal to seventy-five percent (75%) of the then-current Borrowing Base (as defined in the Loan Agreement):

                           Percentage of Borrowing Base                LIBOR Spread
                           ----------------------------                ------------
                           Greater than or equal to 75%                    2.50%
                           Less than 75%                                   2.25%

         "Business Day" means any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

         "Consequential Loss" means, with respect to Borrower's payment of all or any portion of the then-outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost, or expense incurred by Bank in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such principal amount, but excluding taxes on the income of Bank imposed by any governmental authority.


                    Revolving Promissory Note - Page 1 of 10

         "Contract Rate" means the Adjusted LIBOR Rate or the Stated Rate, as in effect from time to time under this Note.

         "Dollars" means lawful currency of the United States of America.

         "Excess Interest Amount" means, on any date, the amount by which (i) the amount of all interest which would have accrued prior to such date on the principal of this Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (ii) the aggregate amount of interest accrued on this Note on or prior to such date as limited by the Maximum Rate.

         "Interest Notice" means the notice given by Borrower to Bank of an Interest Option selected hereunder. Each Interest Notice given by Borrower under this Note shall be irrevocable and must be given not later than 10:00 a.m. (Dallas, Texas time) on a day which is not less than the number of Business Days or LIBOR Business Days required below for an Interest Option.

         "Interest Option" means Borrower's option to select an Adjusted LIBOR Rate or the Stated Rate, as described more fully below.

         "Interest Payment Date" means quarterly interest payments on the Stated Rate Balance, due on the first day of each January, April, July, and October hereafter, the last day of the applicable Interest Period for interest on the LIBOR Balance, and on the Maturity Date.

         "Interest Period" means, with respect to any LIBOR Balance, a period commencing: (i) on any date which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate, or (ii) the Business Day following the last day of the immediately preceding Interest Period in the case of a rollover to a successive Interest Period, and ending 30, 60, or 90 days thereafter as Borrower shall elect in accordance with the provisions hereof; provided that: (A) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the succeeding LIBOR Business Day and (B) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

         "Loan Agreement" means the Loan Agreement of even date, among Borrower, Greka Energy Corporation, and Bank.

         "LIBOR Balance" means the principal balance of this Note, which, pursuant to an Interest Notice, bears interest at the Adjusted LIBOR Rate.

         "LIBOR Business Day" means a day on which dealings in Dollars are carried out in the London interbank Eurodollar market.

         "LIBOR Rate" means the rate of interest per annum at which deposits in Dollars are offered by the major London clearing banks, as reported by Reuters news service (or such other


                    Revolving Promissory Note - Page 2 of 10 similar news reporting service as Bank may subscribe to at the time such LIBOR Rate is determined), in the London interbank Eurodollar market for a period of time equal or comparable to an Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Balance to which such Interest Period relates. The LIBOR Rate for the Interest Period to which it relates shall
(i) be determined as of 11:00 a.m. (London, England time) two (2) LIBOR Business Days prior to the first day of such Interest Period, and (ii) shall be rounded upward, if necessary, to the nearest one-hundreth of one percent.

         "Maximum Rate" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If the maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in the maximum rate. If applicable law ceases to provide for a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         "Stated Rate" means the difference between (1) the greater of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the "prime rate" on corporate loans for large U.S. commercial banks, or (ii) the sum of the rate of interest, then most recently published by The Wall Street Journal as the "federal funds" rate for reserves traded among commercial banks for overnight use, plus one half of one percent (0.5%), both as published in the Money Rates section of The Wall Street Journal, less (2) the Applicable Margin. The Applicable Margin will vary as set forth below based on whether the average principal balance owing on this Note for the prior quarter is greater than or equal to seventy-five percent (75%) of the then-current Borrowing Base:

                           % of Borrowing Base                         Applicable Margin
                           -------------------                         -----------------
                           Greater than or equal to 75%                      0.50%
                           Less than 75%                                     0.75%

         "Stated Rate Balance" means the principal balance of this Note bearing interest at a rate based upon the Stated Rate.

         PAYMENTS OF INTEREST AND PRINCIPAL. The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a) accrued, unpaid interest on this Note shall be due and payable on each Interest Payment Date, commencing on the date of this Note, and continuing until the Maturity Date;

         (b) the principal of this Note shall be due and payable as required by the Loan Agreement to meet any Monthly Commitment Reductions (if and when required by Bank under the Loan Agreement); and


                    Revolving Promissory Note - Page 3 of 10

         (c) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         REVOLVING CREDIT. Under the Loan Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount or the Borrowing Base (as defined in the Loan Agreement). In addition, pursuant to the Loan Agreement, Bank may set a monthly commitment reduction under which the Borrowing Base and Bank's commitment under this Note may decline monthly, and the amount outstanding under this Note may not exceed this declining Borrowing Base. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay and reborrow hereunder. Unless otherwise agreed to in writing or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges, and other charges; provided, however, upon delinquency or other Event of Default, Bank reserves the right to apply payments among principal, interest, delinquency charges, collection costs, and other charges, at its discretion. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day or LIBOR Business Day, such payment shall be made on the next succeeding Business Day or LIBOR Business Day, as applicable, and any such extension of time shall be included in computing interest in connection with such payment. The books and records of Bank shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         ACCRUAL OF INTEREST. The unpaid principal of the Stated Rate Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Stated Rate, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to the LIBOR Balance, or (ii) the Maximum Rate. Each change in the Stated Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Stated Rate. Interest on this Note shall be calculated on the basis of the actual days elapsed, but computed as if each year consisted of 360 days.

         INTEREST OPTIONS. Subject to the provisions hereof, Borrower shall have the option (the "Interest Option") of having the unpaid principal balance of this Note bear interest at the Adjusted LIBOR Rate or the Stated Rate; provided, however, that only three (3) Interest Period options shall be in effect at any one time during the term hereof and the selection of the Adjusted


                    Revolving Promissory Note - Page 4 of 10

LIBOR Rate for a particular Interest Period shall be for no less than $1,000,000 of unpaid principal and in even multiples of $100,000 in principal. The Interest Option shall be exercised in the manner provided below:

         (a) Advances. With each request for an Advance by Borrower, Borrower shall give Bank an Interest Notice indicating the Interest Option selected with respect to the principal balance of the Advance.

         (b) Conversion From Stated Rate. During any period in which the principal hereof bears interest at the Stated Rate, Borrower shall have the right, on any LIBOR Business Day (the "Conversion Date"), to convert all or part of the principal balance owed on the Note from the Stated Rate Balance to a LIBOR Balance by giving Bank an Interest Notice of such selection at least two
(2) LIBOR Business Days prior to the Conversion Date.

         (c) At Expiration of Interest Periods. At least two (2) LIBOR Business Days prior to the termination of each Interest Period, Bank shall receive from Borrower an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Bank, Borrower shall be deemed to have selected the Stated Rate to be applicable to the LIBOR Balance upon the expiration of the Interest Period and to have given Bank notice of such selection.

         INTEREST RECAPTURE. If on each Interest Payment Date or any other date on which interest payments are required hereunder, Bank does not receive interest on this Note computed at the Stated Rate or Adjusted LIBOR Rate because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrower shall, upon the written demand of Bank, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in no event shall Borrower be required to pay, for any Interest Period, interest at a rate exceeding the Maximum Rate effective during such period.

         INTEREST ON PAST DUE AMOUNTS. To the extent any interest is not paid on or before the date it becomes due and payable, Bank may, at its option, add such accrued but unpaid interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon acceleration of the maturity hereof following an uncured Event of Default (as hereinafter defined) or at the Maturity Date, all principal of this Note shall, at the option of Bank, bear interest at the Maximum Rate until paid.

         LOAN AGREEMENT/SECURITY. This Note is subject to the terms and provisions of the Loan Agreement. This Note is secured by all liens and security interests described in the Loan Agreement. This Note, the Loan Agreement, and all other documents evidencing, securing, governing, guaranteeing, or pertaining to this Note are hereinafter collectively referred to as the


                    Revolving Promissory Note - Page 5 of 10

"Loan Documents." The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

         PREPAYMENTS; CONSEQUENTIAL LOSS. Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty, except as set forth herein. Any prepayment made hereunder shall be made together with all interest accrued but unpaid on this Note through the date of such prepayment. If Borrower makes any prepayment of principal with respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrower shall reimburse the Bank on demand the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrower and shall, in the absence of manifest error, be prima facie evidence as to such determination and amount.

         SPECIAL PROVISIONS FOR LIBOR PRICING. Borrower agrees to the following special provisions regarding LIBOR pricing:

                  (a) If Bank determines that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to United States financial institutions in the interbank Eurodollar market for the applicable Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining a LIBOR Balance for the applicable Interest Period, Bank shall forthwith give written notice to Borrower, and thereafter until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the right of Borrower to select the Adjusted LIBOR Rate as an Interest Option under this Note shall be suspended, and (ii) Borrower shall be deemed to have converted each LIBOR Balance to a Stated Rate Balance under this Note in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

                  (b) If the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or agency shall make it unlawful or impossible for Bank to make or maintain a LIBOR Balance, Bank shall so notify Borrower. Upon receipt of such written notice, Borrower shall be deemed to have converted any LIBOR Balance to a Stated Rate Balance under this Note, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Bank may lawfully continue to maintain and fund such LIBOR Balance to such day, or
(ii) immediately if Bank may not lawfully continue to maintain such LIBOR Balance to such day.

                  (c) If any governmental authority, central bank, or other comparable authority,


                    Revolving Promissory Note - Page 6 of 10 shall at any time after the date of this Note impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in any of this Note), special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, or shall impose on Bank (or its LIBOR lending office) or the interbank Eurodollar market any other condition affecting its LIBOR Balance, this Note, or its obligation to make LIBOR advances; and the result of any of the foregoing is to increase the cost to Bank of making or maintaining its LIBOR Balance, or to reduce the amount of any sum received or receivable by Bank under this Note by an amount reasonably deemed by Bank to be material; then, within five (5) days after demand by Bank, Borrower shall pay to Bank, such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Borrower and Bank of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Subsection. A certificate of Bank claiming compensation under this Subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If Bank demands compensation under this Subsection, then Borrower may at any time, upon at least five (5) Business Days prior notice to Bank, either (i) repay in full the then outstanding LIBOR Balance, together with accrued interest thereon to the date of prepayment, or (ii) convert such LIBOR Balance to Stated Rate Balance in accordance with the provisions of this Note; provided, however, that Borrower shall be liable for any Consequential Loss arising pursuant to such actions.

                  (d) If (i) the obligation of Bank to permit LIBOR Balance has been suspended pursuant to subsections (a) or (b) above or (ii) Bank has demanded compensation under subsection (c) above, then, unless and until Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply, all advances on this Note which would otherwise be made by Bank as LIBOR Balance shall be made instead as Stated Rate Balance.

         BUSINESS LOAN. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

         EVENT OF DEFAULT. Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

         (a) failure of Borrower to pay any installment of principal of or interest on this Note when due; or

         (b) the occurrence of any Event of Default specified in the Loan Agreement;


                    Revolving Promissory Note - Page 7 of 10 and the expiration of any notice and cure period provided in the Loan Agreement, the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies, and recourses available to the holder hereof, including but not limited to any such rights, remedies, or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

         NO WAIVER BY BANK. The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy, or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies, and recourses of the holder hereof, as provided in this Note and in any other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively, or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release, or extinguish any right, remedy, or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy, or recourse, or (ii) impair, reduce, release, or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         USURY SAVINGS CLAUSE. This Note and all other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, and all provisions shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then-


                    Revolving Promissory Note - Page 8 of 10 applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving, or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge, or receive a greater amount of interest, Bank will rely on federal law instead of Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         APPLICABILITY OF LAWS. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         ATTORNEYS FEES. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy, or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys fees.

         BORROWER'S WAIVER. Except as expressly provided herein, Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences, or partial payments, either before or after maturity.


                    Revolving Promissory Note - Page 9 of 10

         APPLICABLE LAW. THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

         CAPTIONS. Captions used herein are for convenience only and should not be used in interpreting this Note.

                                       GREKA AM, INC.


                                       By:
                                          --------------------------------------
                                          Richard R. Lembcke, Vice President





This note was prepared by:
HARRIS, FINLEY & BOGLE, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas 76102
(817) 870-8700



                   Revolving Promissory Note - Page 10 of 10

                                                                     EXHIBIT "B"

                        QUARTERLY COMPLIANCE CERTIFICATE

         Pursuant to the Loan Agreement (the "Loan Agreement") dated March 1, 2001, among GREKA AM, INC. ("Borrower"), a Colorado corporation; GREKA ENERGY CORPORATION ("Guarantor"), a Colorado corporation; and BANK OF TEXAS, NATIONAL ASSOCIATION ("Bank"), Borrower and Guarantor have reviewed their activities for the fiscal quarter ending on ______________________, and hereby represent and warrant to Bank that the information set forth below, calculated on a consolidated basis, is true and correct as of that date (capitalized terms below have the meanings assigned in the Loan Agreement):

                  1.  Financial Covenants.                Required       Actual

         (a)      Debt Service Coverage Ratio (minimum)   1.25 to 1.0    _____ to 1.0
                  to be tested quarterly

                  Net Income                          $__________
                  DD&A                                $__________
                  Gains or losses                     $__________
                  CMLTD                               $__________
                  MCRs                          $__________

For the purposes of this calculation, "Debt Service Coverage Ratio" is defined as the ratio of (1) the sum of Borrower's most recent quarter's net income, plus depletion, depreciation, amortization, and other non-cash charges for the same period, minus gains from the sale of assets (or plus losses from the sale of assets), divided by (2) the sum of the current maturities of long term debt (excluding the Revolving Loan) for the quarter, plus the monthly commitment reductions for the quarter as required by Bank under Section 3(c) above.

         (b)      Interest Coverage Ratio (minimum)       3.0 to 1.0   _____ to 1.0
                  to be tested quarterly

                  EBITDA                      $__________
                  Interest expense            $__________

For the purpose of this calculation, "Interest Coverage Ratio" is defined as the ratio of (1) the sum of Borrower's most recent four-quarter net income, plus interest expense, income taxes, depreciation, depletion, amortization, and other non-cash charges for the same period, divided by (2) interest expense.

         (c)      Current Ratio (minimum)         1.0 to 1.0        _____ to 1.0
                  to be tested quarterly

                  Current Assets             $__________
                  Current Liabilities        $__________


For the purpose of this calculation, "Current Ratio" is defined as the ratio of
(1) Borrower's current assets, plus availability on the Revolving Loan, divided by (2) current liabilities (excluding current maturities of long-term debt).

         2. The undersigned officer hereby certifies on behalf of Borrower and Guarantor that (a) Borrower and Guarantor are in compliance with all covenants of the Loan Agreement, and (b) as of the effective date of this compliance certificate and the date received by Bank, no Event of Default or event that would, with the lapse of time or giving of notice, or both, be an Event of Default, has occurred. The Revolving Note and Loan Agreement are acknowledged, ratified, confirmed, and agreed by Borrower and Guarantor to be valid, subsisting, and binding obligations. Borrower agrees that there is no right to set off or defense to payment of the Revolving Note. Guarantor agrees that there is no right to set off or defense to payment under the Guaranty.

         Dated                     , 200  .
               --------------------     --

BORROWER:                                      GUARANTOR:

GREKA AM, INC.                                 GREKA ENERGY CORPORATION


By:                                            By:
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Name:                                          Name:
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Title:                                         Title:
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